UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2014, NBT Bancorp Inc. (“NBT”) entered into an Amendment No. 2 (“Amendment No. 2”) to that certain Split-Dollar Agreement, dated as of November 10, 2008 (the “Original Agreement”), by and among NBT, NBT Bank, N.A. (the “Bank”), and the Bank, as corporate trustee for the Martin A. Dietrich Irrevocable Life Insurance Trust No. 1 (the “Trust”), which Original Agreement was amended by that certain First Amendment to Split-Dollar Agreement, dated as of November 5, 2009 (such amendment, together with the Original Agreement, the “Agreement”). Amendment No. 2 modifies the division of death proceeds specified in the Agreement as between the Bank and the Trust such that the Bank will be the direct beneficiary of the total death proceeds, less (a) $4,000,000 should Mr. Dietrich die before his sixtieth (60th) birthday, (b) $2,500,000 should Mr. Dietrich die on or after his sixtieth (60th) birthday and he is still an employee or (c) $750,000 if Mr. Dietrich is a member of the Board of Directors of the Bank but no longer an employee of the Bank at the time of his death.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Split-Dollar Agreement, dated as of July 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: August 1, 2014	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Split-Dollar Agreement, dated as of July 28, 2014